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                                  EXHIBIT 99.2

                               AMERICASBANK CORP.
                                  500 York Road
                             Towson, Maryland 21204

                                                           __________ ____, 2004

Dear Shareholder:

         I am pleased to announce that AmericasBank Corp. has commenced a rights offering of 400,000 shares of common stock to shareholders of record as of December 22, 2003.

         Because you were a shareholder of record as of December 22, 2003, you are entitled to purchase in the rights offering one share of common stock for each two shares owned on December 22, 2003. The rights offering price is $2.00 per share, and the rights offering will expire at 5:00 P.M. local time on _________, 2004.

         Any unsubscribed shares, plus an additional 2,100,000 shares of our common stock, will be offered in a public offering on a best efforts basis by McKinnon & Company, Inc., as our underwriter, at a price currently anticipated to be between $2.00 and $2.50 per share. If the public offering price exceeds $2.00 per share, subscribers for shares in this rights offering will not pay more than $2.00 per share. We reserve the right to increase the total number of shares offered in the public offering by not more than 375,000 shares. The public offering is expected to terminate on or about _________, 2004.

         Included with this letter is the Prospectus for the rights offering dated ________ 2004, a Subscription Agreement and other materials relating to the rights offering. The Prospectus contains important information concerning AmericasBank Corp., the purposes of the rights offering and the public offering, and the specific terms and conditions of the rights offering. In particular, as noted in detail in the section of the Prospectus titled "The Rights Offering" (page __):

         . You may subscribe for less than the maximum number of shares being allocated to you in the rights offering.

         .   The subscription rights are not transferable.

         . You may oversubscribe for additional shares if available, subject to our right to accept or reject in whole or in part any oversubscription.

         .   All subscriptions are irrevocable.

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         .   If the public offering price is less than $2.00 per share, subscribers in the rights offering will receive a refund, with interest, within ten days of the closing of the offerings, for the difference between $2.00 and the public offering price.

         . We reserve the right not to proceed with the public offering (i.e., not to sell any shares) in our sole discretion. If the public offering does not proceed for any reason, subscribers in the rights offering (including subscribers who oversubscribe) will receive a refund of their subscription amount with interest within 10 days after we make the decision not to proceed with the public offering.

         If you decide to purchase shares in the rights offering, please complete the Subscription Agreement and forward it, together with a check in payment of your purchase price (payable to "AmericasBank Corp. - Escrow Account"), in accordance with the instructions contained in the Subscription Agreement. However, if your shares are held in the name of your bank or broker, you must contact your bank or broker if you wish to participate in the rights offering.

         Your right to purchase shares in the rights offering will expire if we have not received an executed Subscription Agreement and payment of the purchase price for the shares you subscribe for by 5:00 P.M. on _________2004.

         If you have any questions regarding the rights offering, please contact me at 410-823-0500 or at manders@americasbank.com. Thank you.


                                               Sincerely,


                                               Mark H. Anders, President and CEO

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                               AMERICASBANK CORP.
                                  500 York Road
                             Towson, Maryland 21204

                                                           __________ ____, 2004

         To: Securities Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

         This letter is being distributed to securities brokers, dealers, commercial banks, trust companies and other nominees in connection with a rights offering by AmericasBank Corp.

         As described in the enclosed Prospectus dated ________ 2004, AmericasBank Corp. is offering 400,000 shares of its common stock in a rights offering to shareholders of record on the close of business on December 22, 2003. The rights offering price is $2.00 per share. Each shareholder has the right to purchase one share for each two shares of common stock owned of record on December 22, 2003. Shareholders may oversubscribe for additional shares if available, subject to our right to accept or reject in whole or in part any oversubscription. The subscription rights are not transferrable and all subscriptions are irrevocable. The rights offering will expire at 5:00 P.M. Eastern Time on _________, 2004 (the "Expiration Date").

         Any unsubscribed shares, plus an additional 2,100,000 shares of our common stock, will be offered in a public offering on a best efforts basis by McKinnon & Company, Inc., as our underwriter, at a price currently anticipated to be between $2.00 and $2.50 per share. If the public offering price exceeds $2.00 per share, subscribers for shares in this rights offering will not pay more than $2.00 per share. If the public offering price is less than $2.00 per share, subscribers in the rights offering will receive a refund, with interest, within ten days of the closing of the offerings, for the difference between $2.00 and the public offering price. AmericasBank Corp. reserves the right to increase the total number of shares offered in the public offering by not more than 375,000 shares. The public offering is expected to terminate on or about _________, 2004.

         AmericasBank Corp. reserves the right not to proceed with the public offering (i.e., not to sell any shares) in its sole discretion. If the public offering does not proceed for any reason, subscribers in the rights offering (including subscribers who oversubscribe) will receive a refund of their subscription amount with interest within 10 days after AmericasBank Corp. make the decision not to proceed with the public offering.

         We are asking you to contact your clients for whom you hold shares of our common stock registered in your name or in the name of your nominee to obtain instructions with respect to the rights offering.

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         Enclosed are copies of the following documents:

         1. Prospectus dated _________ 2004;

         2. Form of Letter from Brokers or Other Nominees to Beneficial Owners;

         3. Subscription Agreement;

         4. Instructions by Beneficial Owners to Brokers or Other Nominees;

         5. Return envelope addressed to AmericasBank Corp.

         To purchase shares in the rights offering, properly completed and executed Subscription Agreements and payment in full for all shares subscribed (payable to "AmericasBank Corp. - Escrow Account") must be delivered to AmericasBank Corp. prior to the Expiration Date.

         If you have any questions regarding the rights offering or require additional copies of the enclosed materials, please contact me at 410-823-0500 or at manders@americasbank.com. Thank you.

                                               Sincerely,


                                               Mark H. Anders, President and CEO

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           LETTER FROM BROKERS OR OTHER NOMINEES TO BENEFICIAL OWNERS

                              __________ ____, 2004

         To Our Clients:

         Enclosed for your consideration is AmericasBank Corp.'s Prospectus dated __________, 2004 and the Subscription Agreement relating to a rights offering by AmericasBank Corp.

         As described in the Prospectus, AmericasBank Corp. is offering 400,000 shares of its common stock in a rights offering to shareholders of record on the close of business on December 22, 2003. The rights offering price is $2.00 per share. Each shareholder has the right to purchase one share for each two shares of common stock owned of record on December 22, 2003. The rights offering will expire at 5:00 P.M. Eastern Time on _________, 2004 (the "Expiration Date").

         Any unsubscribed shares, plus an additional 2,100,000 shares of AmericasBank Corp.'s common stock, will be offered in a public offering on a best efforts basis by McKinnon & Company, Inc., as AmericasBank Corp.'s underwriter, at a price currently anticipated to be between $2.00 and $2.50 per share. If the public offering price exceeds $2.00 per share, subscribers for shares in this rights offering will not pay more than $2.00 per share. AmericasBank Corp. reserves the right to increase the total number of shares offered in the public offering by not more than 375,000 shares. The public offering is expected to terminate on or about _________, 2004.

         In addition, as described in detail in the section of the Prospectus titled "The Rights Offering" (page __):

         . You may subscribe for less than the maximum number of shares being allocated to you in the rights offering.

         .   The subscription rights are not transferable.

         . You may oversubscribe for additional shares if available, subject to AmericasBank Corp.'s right to accept or reject in whole or in part any oversubscription.

         .   All subscriptions are irrevocable.

         . If the public offering price is less than $2.00 per share, subscribers in the rights offering will receive a refund, with interest, within ten days of the closing of the offerings, for the difference between $2.00 and the public offering price.

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         .   AmericasBank Corp. reserves the right not to proceed with the public offering (i.e., not to sell any shares) in its sole discretion. If the public offering does not proceed for any reason, subscribers in the rights offering (including subscribers who oversubscribe) will receive a refund of their subscription amount with interest within 10 days after AmericasBank Corp. make the decision not to proceed with the public offering.

         THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE SHARES OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME ON THE BOOKS OF AMERICASBANK CORP. PURCHASES OF SHARES IN THE RIGHTS OFFERING MAY ONLY BE MADE BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of common stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus and Subscription Agreement. However, we urge you to read these documents carefully before instructing us to exercise the subscription rights.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to purchase shares in the rights offering on your behalf in accordance with the Prospectus and the Subscription Agreement. The rights offering will expire at 5:00 p.m., Eastern Time, on ___________, 2004. Once you have exercised a subscription right, such exercise may not be revoked.

         If you wish to have us, on your behalf, exercise the subscription rights for any shares of the common stock to which you are entitled in the rights offering, please so instruct us by completing, executing, and returning to us, and not AmericasBank Corp., the instruction form enclosed with this letter along with proper payment for the number of shares for which you are subscribing at $2.00 per share. If we do not receive complete written instructions, we will not exercise your rights, and your rights will expire. ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO YOUR BROKER OR OTHER NOMINEE.

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         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the non-transferable subscription rights to purchase shares of AmericasBank Corp.'s common stock. This will instruct you whether to exercise the subscription rights with respect to shares of AmericasBank Corp.'s common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus dated _______ and the Subscription Agreement.

Box 1. [_]   Please do not exercise subscription rights for shares of the common stock.

Box 2. [_]   Please exercise subscription rights for shares of the common stock as set forth below:

Number of Shares               Subscription Price                  Payment
----------------               ------------------                  -------

_________________              $2.00 per share       =         $______________

   (Amount in box 2 above must equal total of amounts in boxes 3 and 4 below)

Box 3. [_]   Payment in the following amount is enclosed:  $__________

Box 4. [_]   Please deduct payment from the following account maintained by you as follows:

Name(s) in which Account is/are              Amount enclosed or to be deducted:
Registered:__________________________        $____________________

Account No.:_______________________          Type of Account:___________________

Date: ________, 2004

Signature(s) of Beneficial Owner(s):

___________________________________________
Print Name:________________________________
Title or Capacity:_______________________ (if applicable)

___________________________________________
Print Name:________________________________
Title or Capacity:_______________________ (if applicable)
Address:___________________________________
___________________________________________
Telephone (day):___________________________
(evening):_________________________________

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